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                                                 EXHIBIT 11
                                             EARNINGS PER SHARE
                                            (DOLLARS IN MILLIONS)


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
                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                            ------------------------------------------------------------
                                                                  1996                 1995                 1994
                                                            ------------------   ------------------   ------------------
Income (loss) from continuing operations                      $          10.4   $             (4.0)   $           (30.1)
Preferred stock dividend                                                 (1.6)                (0.9)                   -
                                                            ------------------   ------------------   ------------------
Income (loss) from continuing operations
   net of preferred stock dividend                                        8.8                 (4.9)               (30.1)
Income from discontinued operations,
   net of foreign income taxes                                            4.4                 16.9                 37.9
Gain on sale of discontinued operations                                 153.7                    -                128.4
                                                            ------------------   ------------------   ------------------
   Income from discontinued operations                                  158.1                 16.9                166.3

Extraordinary loss                                                          -                 (1.6)                (4.8)
                                                            ------------------   ------------------   ------------------

   Net income available to common shareholders                 $        166.9    $            10.4     $          131.4
                                                            ==================   ==================   ==================


Primary shares outstanding:
Common shares outstanding during the period                              20.7                 20.3                 19.8
                                                            ==================   ==================   ==================

Fully diluted shares:
Primary common shares outstanding                                        20.7                 20.3                 19.8
Assumed conversion of preferred stock                                     2.5                  1.3                    -
                                                            ------------------   ------------------   ------------------
   Fully diluted common shares outstanding                               23.2                 21.6                 19.8
                                                            ==================   ==================   ==================


INCOME (LOSS) PER COMMON SHARE AND COMMON EQUIVALENT SHARE:
Continuing operations                                          $         0.43    $           (0.24)   $           (1.52)
Discontinued operations                                                  7.64                 0.83                 8.41
                                                            ------------------   ------------------   ------------------
                                                                         8.07                 0.59                 6.89
Extraordinary loss                                                          -                (0.08)               (0.24)
                                                            ------------------   ------------------   ------------------
   Net income                                                  $         8.07    $            0.51    $            6.65
                                                            ==================   ==================   ==================


FULLY DILUTED INCOME (LOSS) PER COMMON SHARE:
Continuing operations                                          $         0.45    $           (0.19)   $           (1.52)
Discontinued operations                                                  6.82                 0.78                 8.41
                                                            ------------------   ------------------   ------------------
                                                                         7.27                 0.59                 6.89
Extraordinary loss                                                          -                (0.08)               (0.24)
                                                            ------------------   ------------------   ------------------
   Net income                                                  $         7.27    $            0.51    $            6.65
                                                            ==================   ==================   ==================


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